Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD FIRST QUARTER 2021 RESULTS

QUARTERLY DILUTED EARNINGS PER SHARE OF $0.51 VS $0.31, UP 64.5%
BACKLOG OF $995.7 MILLION, UP 133.0%
NET NEW HOME ORDERS UP 71.2%
HOME BUILDING GROSS MARGIN UP 230 BPS
LOTS OWNED AND CONTROLLED UP 118.1%

PLANO, Texas, May 4, 2021 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported record results for its first quarter ended March 31, 2021.

Jim Brickman, Chief Executive Officer, said, “We just reported the best first quarter in the history of the Company where net income attributable to Green Brick over the last twelve months through March 31, 2021 grew to $123.7 million, a 100% increase over the prior twelve-month period. Our first quarter net orders of 1,082 homes and ending backlog of $996 million both represent all-time records for the Company, up 28% and 45% over Q4 2020 record levels. To meet the unprecedented demand, Green Brick started a record 2,043 homes in the last six months and ended the quarter with 2,303 units under construction, a 62% increase from a year ago. We feel confident that our efforts will produce heightened earnings beginning next quarter and each successive quarter this year.”

Results for the Quarter Ended March 31, 2021:
For the three months ended March 31, 2021, our net new home orders and home starts reflect a record for any quarter since the Company’s inception. Homes under construction, backlog, and lots owned and controlled also represent a record as of the end of any quarter.

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2021	2020	Increase
Net new home orders	1,082	632	71.2%
New homes delivered	516	448	15.2%

Total revenues	$234,479	$213,267	9.9%
Total cost of revenues	175,490	164,298	6.8%
Total gross profit	$58,989	$48,969	20.5%
Net income attributable to Green Brick Partners, Inc.	$25,969	$15,917	63.2%
Diluted net income attributable to Green Brick Partners, Inc. per share	$0.51	$0.31	64.5%

Residential units revenue	$217,236	$191,187	13.6%
Homebuilding gross margin percentage	25.4%	23.1%	230 bps

Backlog	$995,743	$427,322	133.0%
Lots owned and controlled	18,939	8,684	118.1%
Homes under construction	2,303	1,418	62.4%
Average active selling communities	96	94	2.1%
Net income attributable to Green Brick Partners, Inc. as a percentage of the average total Green Brick Partners, Inc. stockholders’ equity	15.9%	11.9%	400 bps

“This rapid uptick in sales and starts has not been at the cost of our land pipeline,” said Rick Costello, Chief Financial Officer. “During the quarter, we acquired approximately 5,600 homesites, expanding our total lots owned and controlled by 118% over the past twelve months and 31% in the past three months alone. This increase was achieved while starting a record number of homes and maintaining a debt to capital ratio of 26.4%, one of the lowest among the public homebuilders. Our record starts of 1,039 homes this quarter were despite the severe Texas snowstorm that impacted construction schedules, leading to the deferral of approximately 40 home closings into the second quarter. We believe Green Brick’s capacity to source highly profitable land without straining our balance sheet will continue to propel our operating and financial results beyond the bar set this quarter.”

Green Brick, like every other company in the United States and the global economy, has been impacted by the coronavirus, or COVID-19, pandemic and the impact of governmental actions taken to combat the pandemic. After an initial decline in orders and construction at the onset of the crisis, orders have subsequently achieved all-time highs. The significant increase in new home demand that we have seen since the second half of 2020 has, in turn, led to increased demand for the raw materials, products and appliances for new homes. Due to the increased demand for certain materials, we have recently and may continue to experience price increases, shortages and significant extensions to our lead time for the delivery of materials such as lumber, appliances and windows. As construction follows orders, we expect closings to grow substantially beginning in the second quarter of 2021.

Earnings Conference Call:
We will host our earnings conference call to discuss our first quarter ended March 31, 2021 at 12:00 p.m. Eastern Time on Wednesday, May 5, 2021. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 3887441. A replay of the call will be available from approximately 2:45 p.m. Eastern Time on May 5, 2021 through 11:59 p.m. Eastern Time on May 19, 2021. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 3887441.

Non-GAAP Financial Measures and Key Financial Metrics:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Residential units revenue	$217,236	$191,187
Land and lots revenue	17,243	22,080
Total revenues	234,479	213,267
Cost of residential units	162,072	147,187
Cost of land and lots	13,418	17,111
Total cost of revenues	175,490	164,298
Total gross profit	58,989	48,969
Selling, general and administrative expenses	(29,488)	(26,869)
Equity in income of unconsolidated entities	3,891	2,565
Other income (loss), net	1,870	(1,909)
Income before income taxes	35,262	22,756
Income tax expense	7,501	6,040
Net income	27,761	16,716
Less: Net income attributable to noncontrolling interests	1,792	799
Net income attributable to Green Brick Partners, Inc.	$25,969	$15,917

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.51	$0.32
Diluted	$0.51	$0.31
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,633	50,454
Diluted	50,993	50,646

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$28,688	$19,479
Restricted cash	14,750	14,156
Receivables	7,561	5,224
Inventory	920,890	844,635
Investments in unconsolidated entities	48,457	46,443
Right-of-use assets - operating leases	2,257	2,538
Property and equipment, net	3,506	3,595
Earnest money deposits	23,208	22,242
Deferred income tax assets, net	15,376	15,376
Intangible assets, net	601	622
Goodwill	680	680
Other assets	13,942	13,857
Total assets	$1,079,916	$988,847
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$39,000	$24,521
Accrued expenses	50,235	40,416
Customer and builder deposits	56,073	38,131
Lease liabilities - operating leases	2,289	2,591
Borrowings on lines of credit, net	3,809	106,687
Senior unsecured notes, net	235,561	111,056
Notes payable	119	2,125
Contingent consideration	368	368
Total liabilities	387,454	325,895
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	15,701	13,543
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized; 51,124,215 and 51,053,858 issued and 50,732,276 and 50,661,919 outstanding as of March 31, 2021 and December 31, 2020, respectively	511	511
Treasury stock, at cost, 391,939 shares	(3,167)	(3,167)
Additional paid-in capital	293,162	293,242
Retained earnings	375,625	349,656
Total Green Brick Partners, Inc. stockholders’ equity	666,131	640,242
Noncontrolling interests	10,630	9,167
Total equity	676,761	649,409
Total liabilities and equity	$1,079,916	$988,847

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended March 31,
	2021	2020	Change	%
Home closings revenue	$216,134	$189,248	$26,886	14.2%
Mechanic’s lien contracts revenue	1,102	1,939	(837)	(43.2)%
Residential units revenue	$217,236	$191,187	$26,049	13.6%
New homes delivered	516	448	68	15.2%
Average sales price of homes delivered	$418.9	$422.4	$(3.5)	(0.8)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended March 31,
	2021	2020	Change	%
Lots revenue	$8,443	$22,080	$(13,637)	(61.8)%
Land revenue	8,800	—	8,800	100.0%
Land and lots revenue	$17,243	$22,080	$(4,837)	(21.9)%
Lots closed	79	138	(59)	(42.8)%
Average sales price of lots closed	$106.9	$160.0	$(53.1)	(33.2)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended March 31,
	2021	2020	Change	%
Net new home orders	1,082	632	450	71.2%
Cancellation rate	6.0%	16.5%	(10.5)%	(63.6)%
Absorption rate per average active selling community per quarter	11.3	6.7	4.6	68.7%
Average active selling communities	96	94	2	2.1%
Active selling communities at end of period	90	93	(3)	(3.2)%
Backlog	$995,743	$427,322	$568,421	133.0%
Backlog (units)	2,029	970	1,059	109.2%
Average sales price of backlog	$490.8	$440.5	$50.3	11.4%

	March 31, 2021	December 31, 2020
Lots owned
Central	6,682	6,823
Southeast	1,883	2,097
Total lots owned	8,565	8,920
Lots controlled
Central	9,045	4,398
Southeast	1,329	1,150
Total lots controlled	10,374	5,548
Total lots owned and controlled (1)	18,939	14,468
Percentage of lots owned	45.2%	61.7%

(1)Excludes lots with homes under construction.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents additional information on the lots we owned as of March 31, 2021 and December 31, 2020.

	March 31, 2021	December 31, 2020
Total lots owned	8,565	8,920
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	5,838	740
Lots under option through unconsolidated development joint ventures	1,838	1,838
Total lots self-developed	16,241	11,498
Self-developed lots as a percentage of total lots owned and controlled	85.8%	79.5%

Reconciliation of Non-GAAP Financial Measures

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for three months ended March 31, 2021 and 2020 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended March 31,
	2021	2020
Residential units revenue	$217,236	$191,187
Less: Mechanic’s lien contracts revenue	(1,102)	(1,939)
Home closings revenue	$216,134	$189,248
Homebuilding gross margin	$54,904	$43,657
Homebuilding gross margin percentage	25.4%	23.1%

Homebuilding gross margin	54,904	43,657
Add back: Capitalized interest charged to cost of revenues	1,813	2,181
Adjusted homebuilding gross margin	$56,717	$45,838
Adjusted homebuilding gross margin percentage	26.2%	24.2%

The following table presents the pre-tax income for the three months ended March 31, 2021 and 2020, which represents net income attributable to Green Brick for the period excluding the provision for income taxes attributable to Green Brick, and reconciles these amounts to net income attributable to Green Brick, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended March 31,
	2021	2020
Net income attributable to Green Brick Partners, Inc.	$25,969	$15,917
Income tax expense attributable to Green Brick Partners, Inc.	7,500	6,038
Pre-tax income attributable to Green Brick Partners, Inc.	$33,469	$21,955

The following table presents the non-GAAP measure of net income attributable to Green Brick Partners, Inc. for the three months ended March 31, 2021 and 2020, divided by the average total Green Brick Partners, Inc. stockholder’s equity to calculate our return on average equity. We believe this non-GAAP financial measure is relevant in measuring our profitability in relation to stockholder’s equity and should only be used to supplement Green Brick’s GAAP results.

	Three Months Ended March 31,
(Unaudited, in thousands):	2021	2020
Net income attributable to Green Brick Partners, Inc.	$25,969	$15,917
Beginning total Green Brick Partners, Inc. stockholders’ equity	640,242	523,168
Ending total Green Brick Partners, Inc. stockholders’ equity	666,131	$542,982
Average total Green Brick Partners, Inc. stockholders’ equity	$653,187	$533,075
Net income attributable to Green Brick Partners, Inc. as a percentage of the average total Green Brick Partners, Inc. stockholders’ equity	15.9%	11.9%

About Green Brick Partners, Inc.
Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns five homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado and retains interests in related financial services platforms, including Green Brick Title, Providence Group Title, and Green Brick Mortgage. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for our residential neighborhoods and master planned communities. For more information about Green Brick Partners Inc.’s homebuilding partners, please visit https://greenbrickpartners.com/team-builders/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release include statements regarding (i) our strategy for growth, the drivers and timing of that growth, and the impact on our results over the remainder of 2021, (ii) our pace and ability to grow our operations to scale, our ability to capitalize on market opportunities and the impact on our results, (iii) our land and lot acquisition strategy and its ability to grow our operational and financial results, and (iv) our growth in closings, and the timing and significance of that growth. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) continuing impacts from the COVID-19 pandemic, (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) changes in macroeconomic conditions, including interest rates and unemployment rates, that could adversely impact demand for new homes or the ability of potential buyers to qualify; (4) shortages, delays or increased costs of raw materials, especially in light of COVID-19 and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (5) a shortage of labor, (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing or a rise in interest rates; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755